UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  February 25, 2019

TEXAS PACIFIC LAND TRUST
(Exact Name of Registrant as Specified in its Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	1-737 (Commission File Number)	75-0279735 (IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2770, Dallas, Texas 75201
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  214-969-5530

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 25, 2019, Maurice Meyer III notified Texas Pacific Land Trust (the “Trust”) of his resignation as a Trustee and Chairman of the Board of Trustees effective immediately, in light of certain health issues. Mr. Meyer has served as a Trustee of the Trust since 1991, including as Chairman since 2003.

In accordance with the Declaration of Trust, the remaining Trustees are in the process of nominating a successor trustee, whose nomination will be submitted to a vote of security holders at a special meeting.

The Trustees have appointed John R. Norris III and David E. Barry, current Trustees, as Co-Chairmen upon Mr. Meyer’s resignation.

On February 26, 2019, the Trust issued a press release for these announcements, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Texas Pacific Land Trust, dated February 26, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND TRUST
Date: February 26, 2019	By:	/s/ Robert J. Packer
Robert J. Packer
General Agent and Chief Financial Officer